UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2019 (February 12, 2019)

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 12, 2019, Pareteum Corporation (the “Company”) entered into a Consent and Amendment No. 1 to Credit Agreement (the “Consent”) with iPass Inc. (“iPass”), iPass IP LLC, a wholly owned subsidiary of iPass (“SPV”), and Fortress Credit Corp. and certain of its affiliates (together with its affiliates, “Fortress”). Also on February 12, 2019 the Company entered into a joinder to security agreement (“the Joinder to Security Agreement”), joinder to guarantee (the “Joinder to Guarantee”) and pledge agreement (the “Pledge Agreement”), each for the benefit of or with Fortress, guaranteeing the indebtedness of iPass to Fortress (the “Loan”) and granting a first-priority security interest in all of the assets of the Company to Fortress.

Pursuant to the Consent, Fortress consented to the consummation of the Merger Agreement (as defined below) by and among the Company, iPass and TBR, Inc., a wholly owned subsidiary of the Company (“Purchaser”). The Company paid Fortress a cash fee of $150,000 and issued to Fortress warrants to purchase an aggregate of 325,000 shares of common stock.

The Loan bears an annual interest at a stated rate of 11.0% plus the greater of the following i) Federal Funds Rate plus 0.5%, ii) the Prime Rate, iii) the sum of the LIBOR in effect plus 1.0%, or iv) 2.0%. During the first 18 months following the closing date, payments under the Loan are interest-only, with iPass able to elect that up to 5.5% of the accrued interest to be paid in-kind by capitalizing and adding such interest to the unpaid principal amount. The Loan provides that beginning in November 2019, iPass shall make thirty monthly principal payments, plus any accrued and unpaid interest, and upon completion will fully payoff the Loan under the terms of the Agreement. At the end of the term or upon earlier prepayment by iPass, iPass will pay a fee equal to 5.0% of the principal of the term loan. As of September 30, 2018, $10,000,000 in principal remained outstanding to Fortress and iPass incurred net interest expense of $608,000.

The foregoing summary does not purport to be complete, and is qualified in its entirety by the Consent, the Joinder to Security Agreement, the Joinder to Guarantee and the Pledge Agreement, each of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference and by the Loan and Security Agreement by and among iPass, SPV and Fortress filed (with certain portions subject to confidential treatment) with iPass’s Quarterly Report on Form 10-Q for the period ended June 30, 2018.

Item 2.01 Completion of Acquisition or Disposition of Assets.

 As previously disclosed, on November 12, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Purchaser, and iPass. Pursuant to the Merger Agreement, Purchaser commenced an exchange offer (the “Offer”) for all of the outstanding shares of common stock, par value $0.001 per share, of iPass (the “iPass Shares”) for 1.17 shares of the Company’s common stock, par value $0.00001 per share, together with cash in lieu of any fractional shares of the Company’s common stock, without interest and less any applicable withholding taxes (the “Transaction Consideration”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange dated December 4, 2018 (together with any amendments and supplements thereto, the “Offer to Exchange”), and the related Letter of Transmittal. The Offer and withdrawal rights expired at 5:00 p.m. New York City time on February 12, 2019, and promptly following such time Purchaser accepted for payment and promptly paid for all validly tendered iPass Shares in accordance with the terms of the Offer.

On February 12, 2019, following acceptance and payment for the validly tendered iPass Shares and pursuant to the terms and conditions of the Merger Agreement, the Company completed its acquisition of iPass from the stockholders of iPass when Purchaser merged with and into iPass, with iPass surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”) with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each iPass Share outstanding was converted into the right to receive the Transaction Consideration. The iPass Shares will no longer be listed on the Nasdaq Capital Market.

The aggregate consideration paid to stockholders of iPass by the Company to acquire iPass was approximately 9.865 million shares of the Company’s common stock.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference as Exhibit 2.1 to this Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. In connection with the Merger, the Company issued to Fortress warrants to purchase an aggregate of 325,000 shares of the Company’s common stock at a per share price of $2.78. The warrants will expire seven years from the date of issuance. The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the “Securities Act”) in connection with the issuance of the warrants. The warrants have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. The foregoing summary does not purport to be complete, and is qualified in its entirety by the form of warrant filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD.

On February 13, 2019, the Company issued a press release announcing the results and expiration of the offer and the consummation of the Merger. A copy of this press release is furnished hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file any pro forma financial information that is required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits. The following exhibits are furnished herewith:

2.1	Agreement and Plan of Merger, dated as of November 12, 2018, by and among iPass, Inc., Pareteum Corporation and TBR, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Pareteum Corporation on November 13, 2018).
4.1	Form of Warrant
10.1	Consent and Amendment No. 1 to Credit Agreement by and among iPass Inc., iPass IP LLC, Fortress Credit Corp., FIP UST LP and DBD Credit Funding LLC
10.2	Joinder to Security Agreement by Pareteum Corporation
10.3	Joinder to Guarantee by Pareteum Corporation
10.4	Pledge Agreement by Pareteum Corporation
99.1	Press release issued by Pareteum Corporation on February 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: February 13, 2019	By:	/s/ Edward O'Donnell
Name: Edward O’Donnell
Title: Chief Financial Officer